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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 16, 2008
                                                         ----------------

                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

          Virginia                      1-5767                   54-0493875
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                      Identification No.)

             9950 Mayland Drive
             Richmond, Virginia                                     23233
  (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (804) 486-4000

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      (b) On January 16, 2008, Circuit City Stores, Inc. (the "Company") and George D. Clark, Jr., executive vice president, multi-channel sales, terminated their employment relationship, effective as of February 29, 2008.

      (c) On January 16, 2008, the Company appointed John T. Harlow as Executive Vice President and Chief Operating Officer, effective as of January 21, 2008.

     Prior to his employment with the Company, Mr. Harlow, 49, was a consultant with Deloitte Consulting LLP, which included work with the Company, since February 2007, and he had been a consultant in private practice from March 2006 to February 2007. From December 2003 to March 2006, he was senior vice president
- operations for the A&P U.S. division of The Great Atlantic & Pacific Tea Company, Inc., a retail supermarket company. From June 2001 to December 2003, he was corporate vice-president - administration for Toys "R" Us, Inc., a retailer of toys and baby products. Additional information with respect to Mr. Harlow is included in a press release dated January 16, 2008, a copy of which is attached to this Report as Exhibit 99.1.

     The terms of Mr. Harlow's employment are set forth in an offer letter from the Company to Mr. Harlow dated January 3, 2008 (the "Offer Letter") and an employment agreement between the Company and Mr. Harlow, effective as of January 21, 2008 (the "Employment Agreement"). The following is a summary of Mr. Harlow's compensation, as provided in the Offer Letter and Employment Agreement:

        o  Initial base salary of $600,000 per year.

        o  A one-time "sign-on" bonus of up to $150,000.

        o Eligibility to participate in the Company's short-term incentive program with a target bonus of 80 percent of his annual base salary. Mr. Harlow will receive a one-time minimum guaranteed bonus in the amount of $240,000 paid at the conclusion of fiscal year 2009 if he is employed with the Company on the check distribution date.

        o  A car allowance of $858 per month.

        o Participation in the Company's Officer Evaluation Program up to a level valued at $4,000.

        o  A financial planning allowance of $6,000 per year.

        o Eligibility to participate in all relevant long-term incentive plans offered by the Company, including:

              o An initial non-qualified stock option grant of 200,000 shares, vesting one-third on each of the first, second and third anniversaries of the grant date.

              o A restricted stock grant of 60,000 shares, vesting one-quarter on each of the second and third anniversaries of the grant date and one-half on the fourth anniversary of the grant date.

        o  Assistance  and   reimbursement  for  certain   reasonable   expenses
           associated  with  Mr.  Harlow's   relocation,   including  a  $25,000
           relocation miscellaneous expense allowance.

        o Eligibility to participate in the Company's comprehensive benefit program in accordance with the Company's policies.

     The Employment Agreement is the form of agreement that the Company has with each of its other executive officers, the terms of which are disclosed in the Company's proxy statement for the 2008 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 30, 2007. Similar to that agreement, the Employment Agreement contains provisions confirming Mr. Harlow's obligation to maintain confidentiality of the Company's information and not to compete with the Company for a period of one year following the termination of his employment. In addition, the Employment Agreement addresses the procedure and severance benefits for various termination scenarios.

     Copies of the Offer Letter and the Employment Agreement are attached as Exhibits 10.1 and 10.2 to this Report and are incorporated herein by reference.


Item 9.01        Financial Statements and Exhibits.

      (d)        Exhibits.

                 Exhibit No.       Description

                 10.1              Offer  letter  from  the  Company  to John T.
                                   Harlow dated January 3, 2008

                 10.2              Employment   Agreement  by  and  between  the
                                   Company and John T. Harlow, effective as of January 21, 2008

                 99.1              Press  release   issued  by  the  Company  on
                                   January 16, 2008





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CIRCUIT CITY STORES, INC.
                                                  (Registrant)



Date:  January 22, 2008                    By: /s/Reginald D. Hedgebeth
                                               -------------------------------
                                               Reginald D. Hedgebeth
                                               Senior Vice President,
                                               General Counsel and Secretary







                                  EXHIBIT INDEX


Exhibit No.       Description

10.1              Offer letter from the Company to John T. Harlow dated  January
                  3, 2008

10.2              Employment  Agreement  by and  between the Company and John T.
                  Harlow, effective as of January 21, 2008

99.1              Press release issued by the Company on January 16, 2008